Ex. 99.1
XPEL Reports Record Revenue of $143.1 million; Revenue Growth of 14.7% in Second Quarter 2026

San Antonio, TX – August 5, 2026 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the second quarter and six months ended June 30, 2026.

Second Quarter 2026 Overview:

•Revenue increased 14.7% to $143.1 million in the second quarter of 2026 compared to $124.7 million in the second quarter of 2025.

•Gross margin of 44.1% in the second quarter of 2026 compared to 42.9% in the second quarter last year.

•Net income attributable to stockholders of the company increased 10.7% to $18.0 million, or $0.65 per basic and diluted share, versus net income attributable to stockholders of the Company of $16.3 million, or $0.59 per basic and diluted share in the second quarter of 2025.

•Adjusted net income attributable to stockholders increased 15.6% to $18.8 million. Adjusted earnings per share was $0.68 per basic and diluted share. Adjusted net income attributable to stockholders and adjusted earnings per share exclude costs related to the start-up and ramp-up of the Company’s San Antonio and China manufacturing investments incurred prior to reaching full operational capacity.2

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) increased 17.6% to $27.6 million, or 19.3% of revenue, compared to $23.4 million, or 18.8% of revenue in the second quarter of 2025.2

•Adjusted EBITDA grew 20.7% to $28.3 million or 19.8% of revenue. Adjusted EBITDA excludes costs related to the start-up and ramp-up of the Company’s San Antonio and China manufacturing investments incurred prior to reaching full operational capacity.2

First Six Months 2026 Overview:

•Revenue increased 14.0% to $260.4 million in the first six months of 2026 compared to $228.5 million in the same period in 2025.

•Gross margin of 43.9% in the first six months of 2026 compared to 42.6% in the first six months last year.

•Net income attributable to stockholders of the company increased 14.1% to $28.4 million, or $1.03 per basic and diluted share, versus net income attributable to stockholders of the Company of $24.9 million, or $0.90 per basic and diluted share in the first six months of 2025.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) increased 17.7% to $44.5 million, or 17.1% of revenue, compared to $37.8 million, or 16.6% of revenue in the first six months of 2025.2

Ryan Pape, President and Chief Executive Officer of XPEL, commented, "We saw solid top and bottom line performance in the second quarter and finished the first half of the year with nice momentum. We also were able to accomplish the first key objectives of our manufacturing expansion. We look forward to continuing to execute our strategy as we progress through the remainder of the year."

Financial Highlights for the Second Quarter 2026:

Summary consolidated financial information for the second quarter ended June 30, 2026 and 2025 (unaudited, dollars in thousands):

	Three Months Ended June 30,				% Change
	2026	% of Total Revenue	2025	% of Total Revenue	2026 vs. 2025
Total revenue	$143,053	100.0%	$124,713	100.0%	14.7%
Gross margin	63,140	44.1%	53,517	42.9%	18.0%
Operating Expenses	39,925	27.9%	34,219	27.4%	16.7%
Net income attributable to stockholders of the Company	18,039	12.6%	16,290	13.1%	10.7%
EBITDA[2]	27,559	19.3%	23,432	18.8%	17.6%
Net cash provided by operating activities	$30,789	21.5%	$27,888	22.4%	10.4%

Geographical Revenue Summary

	Three Months Ended June 30,		% Change	% of Total Revenue
	2026	2025	Inc (Dec)	2026	2025
United States	$78,586	$70,380	11.7%	54.9%	56.4%
Canada	15,795	14,254	10.8%	11.0%	11.5%
North America	94,381	84,634	11.5%	65.9%	67.9%
China	15,924	7,705	106.7%	11.1%	6.2%
Asia Other	6,178	5,428	13.8%	4.3%	4.3%
Asia Pacific	22,102	13,133	68.3%	15.4%	10.5%
EU, UK, and Africa	16,961	17,360	(2.3)%	11.9%	13.9%
India and Middle East	6,410	6,746	(5.0)%	4.5%	5.4%
Latin America	3,199	2,840	12.6%	2.3%	2.3%
Total	$143,053	$124,713	14.7%	100.0%	100.0%

Overall Revenue
•Total revenue grew 14.7% compared to second quarter 2025 ("YoY").
•US revenue increased 11.7%YoY.

Product and Service Revenue
•Adjusted product revenue (combining cutbank credits revenue and product revenue) increased 14.4% YoY.
•Total window film revenue increased 16.1% YoY and represented 22.7% of total revenue.
•Normalized total service revenue increased 16.0% YoY.
•Total installation revenue (labor and product combined) grew 10.8% YoY.

Other Financial Information
•Gross margin was 44.1% and 42.9% in the second quarter of 2026 and 2025, respectively.
•Total operating expenses increased 16.7% YoY.
•Sales and marketing expenses increased 29.7% YoY and represented 10.8% of revenue.
•General and administrative expenses increased 9.8% YoY and represented 17.2% of revenue.
•Other Short Term Liabilities increased primarily due to the remaining purchase price payable pursuant to the acquisition of a manufacturing facility in China.

Cash Flows from Operations
•Cash flows provided by operations were $30.8 million in the second quarter 2026 compared to $27.9 million in the second quarter of 2025.
•
Cash Flows Used in Investing Activities
•Cash flows used in investing activities were $72.9 million in the second quarter 2026 compared to $1.3 million in the second quarter 2025. This increase was primarily due to our manufacturing investments in San Antonio and China.

2026 Third Quarter Outlook

•The Company expects third quarter 2026 revenue of approximately $137 - $139 million.

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2026 Third Quarter Outlook.

Conference Call Information

The Company will host a conference call and webcast today, August 5, 2026 at 8:30 a.m. Eastern Time to discuss the Company’s second quarter 2026 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/events-presentations.

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 840532.

A replay of the teleconference will be available until September 4, 2026 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 54245.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1The results summarized above for 2026 are preliminary and unaudited. As the Company completes its quarter-end financial close processes and finalizes its financial statements for the second quarter of 2026, it is possible that the Company may identify items that require it to make adjustments to the preliminary information set forth above, and those adjustments could be material. Full second quarter 2026 financial information will be included in the filing of the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission which is anticipated on or prior to August 7, 2026.

2See "Non-GAAP Financial Measure" and "Reconciliation of Non-GAAP Financial Measure" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, a prolonged or material contraction in automotive sales and production volumes, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, damage to our brand and reputation, cyber events and other legal and regulatory developments. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measure

To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. For a full reconciliation of EBITDA to comparable GAAP measure, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measure."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income (Unaudited)
(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Product revenue	$111,674	$94,795	$200,388	$173,507
Service revenue	31,379	29,918	60,019	55,011
Total revenue	143,053	124,713	260,407	228,518

Cost of Sales
Cost of product sales	65,462	58,190	117,828	106,630
Cost of service	14,451	13,006	28,209	24,475
Total cost of sales	79,913	71,196	146,037	131,105
Gross Margin	63,140	53,517	114,370	97,413

Operating Expenses
Sales and marketing	15,386	11,862	30,549	23,737
General and administrative	24,539	22,357	47,595	43,258
Total operating expenses	39,925	34,219	78,144	66,995

Operating Income	23,215	19,298	36,226	30,418

Interest expense	262	7	266	83
Foreign currency exchange gain	(403)	(1,039)	(683)	(1,275)

Income before income taxes	23,356	20,330	36,643	31,610
Income tax expense	5,053	4,122	7,836	6,816
Net Income	$18,303	$16,208	$28,807	$24,794
Net income attributed to non-controlling interest	264	(82)	423	(82)
Net income attributable to stockholders of the Company	$18,039	$16,290	$28,384	$24,876

Earnings per share attributable to stockholders of the Company
Basic	$0.65	$0.59	$1.03	$0.90
Diluted	$0.65	$0.59	$1.03	$0.90
Weighted Average Number of Common Shares
Basic	27,562	27,666	27,576	27,660
Diluted	27,643	27,673	27,654	27,675

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited)	(Audited)
	June 30, 2026	December 31, 2025
Assets
Current
Cash and cash equivalents	$40,675	$50,864
Accounts receivable, net	53,613	49,846
Inventory	128,011	122,755
Prepaid expenses and other current assets	4,601	6,651
Income tax receivable	—	581
Total current assets	226,900	230,697
Property and equipment, net	104,460	15,797
Right-of-use lease assets	17,422	21,561
Intangible assets, net	53,702	49,620
Deferred tax asset, net	1,776	—
Other non-current assets	7,072	5,574
Goodwill	61,316	59,277
Total assets	$472,648	$382,526
Liabilities
Current
Short-term debt	$1,344	$59
Current portion of lease liabilities	5,373	6,094
Accounts payable and accrued liabilities	57,157	54,289
Income tax payable	2,233	—
Other short-term liabilities	20,828	10,558
Total current liabilities	86,935	71,000
Deferred tax liability, net	—	120
Other long-term liabilities	10,324	9,511
Non-current portion of lease liabilities	13,377	16,710
Long-term debt	43,456	—
Total liabilities	154,092	97,341
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Capital stock, $0.001 par value; 100,000,000 shares authorized; 27,717,393 and 27,682,807, issued, respectively	28	28
Additional paid-in-capital	19,822	18,049
Accumulated other comprehensive loss	(1,510)	(135)
Retained earnings	293,723	265,339
Treasury stock, 147,645 and 78,624 shares at cost, respectively	(5,938)	(2,999)
Stockholders’ equity	306,125	280,282
Non-controlling interest	12,431	4,903
Total stockholders’ equity	318,556	285,185
Total liabilities and stockholders’ equity	$472,648	$382,526

XPEL, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$18,303	$16,208	$28,807	$24,794
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	1,780	1,557	3,402	3,093
Amortization of intangible assets	2,161	1,538	4,220	3,059
(Gain) loss on sale of property and equipment	(1)	7	(11)	7
Stock compensation	1,281	1,017	2,215	1,696
Provision for credit losses	454	109	797	181
Deferred income tax	(1,129)	(1,136)	(1,571)	(1,902)

Changes in assets and liabilities:
Accounts receivable, net	(511)	(3,926)	(4,779)	(7,841)
Inventory	4,892	12,099	(4,066)	7,911
Prepaid expenses and other current assets	2,769	(1,348)	1,278	(1,899)
Income taxes receivable and payable	1,378	(1,902)	2,871	1,052
Accounts payable and accrued liabilities	(588)	3,665	5,005	966
Net cash provided by operating activities	30,789	27,888	38,168	31,117
Cash flows used in investing activities
Purchases of property, plant and equipment	(65,105)	(943)	(74,820)	(1,946)
Proceeds from sale of property and equipment	18	14	58	15
Acquisition of businesses, net of cash acquired	(7,136)	(143)	(7,136)	(184)
Development of intangible assets	(660)	(275)	(878)	(788)
Net cash used in investing activities	(72,883)	(1,347)	(82,776)	(2,903)
Cash flows from financing activities
Borrowings of debt	44,800	—	44,800	—
Restricted stock withholding taxes paid in lieu of issued shares	(139)	(68)	(442)	(161)
Repayments of debt	—	(21)	(59)	(98)
Payments of deferred acquisition consideration	(6,361)	—	(6,631)	—
Purchases of treasury shares	—	—	(2,939)	—
Net cash provided by (used in) financing activities	38,300	(89)	34,729	(259)
Net change in cash and cash equivalents	(3,794)	26,452	(9,879)	27,955
Foreign exchange impact on cash and cash equivalents	(637)	(402)	(310)	(451)
(Decrease) increase in cash and cash equivalents during the period	(4,431)	26,050	(10,189)	27,504
Cash and cash equivalents at beginning of period	45,106	23,541	50,864	22,087
Cash and cash equivalents at end of period	$40,675	$49,591	$40,675	$49,591

Supplemental schedule of non-cash activities
Non-cash acquisition consideration	$14,272	$—	$14,272	$—
Non-cash lease financing	$895	$2,009	$1,053	$2,840
Issuance of Common Stock for vested restricted stock units	$685	$331	$1,912	$521
Non-cash minority interest contribution	$7,072	$—	$7,088	$—

Supplemental cash flow information
Cash paid for income taxes	$5,340	$6,938	$6,613	$7,457
Cash paid for interest	$262	$—	$262	$89

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation (in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2026	2025	2026	2025
Net Income	$18,303	$16,208	$28,807	$24,794
Interest	262	7	266	83
Taxes	5,053	4,122	7,836	6,816
Depreciation	1,780	1,557	3,402	3,093
Amortization	2,161	1,538	4,220	3,059
EBITDA	$27,559	$23,432	$44,531	$37,845

EBITDA to Adjusted EBITDA Reconciliation (in thousands)

	Three Months Ended June 30,
	(Unaudited)	(Unaudited)
	2026	2025
EBITDA	$27,559	$23,432
Acquisition-related expenses	743	—
Manufacturing investments income	(10)	—
Adjusted EBITDA	$28,292	$23,432

Net income Attributable to Stockholders of the Company to Adjusted Net Income Attributable to Stockholders of the Company Reconciliation (in thousands)

	Three Months Ended June 30,
	(Unaudited)	(Unaudited)
	2026	2025
Net income attributable to stockholders of the Company	$18,039	$16,290
Adjusting Items:
Acquisition-related expenses, net of tax effect	587	—
Manufacturing investments start up costs, net of tax effect	199	—
Adjusted net income attributable to stockholders of the Company	$18,825	$16,290

Net income attributable to stockholders of the Company per diluted common share	$0.65	$0.59

Adjusting Items, per dilutive common share:
Acquisition-related expenses, net of tax effect	0.02	—
Manufacturing investments start up costs, net of tax effect	0.01	—
Adjusted net income attributable to stockholders of the Company per diluted common share	$0.68	$0.59